October 20, 2017

Versus Capital Real Assets Fund LLC

5555 DTC Parkway, Suite 330

Greenwood Village, CO 80111

Re:       Registration Statement on Form N-2 (File Nos. 333-214178 and 811-23201)

Ladies and Gentlemen:

We have acted as counsel for Versus Capital Real Assets Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), in connection with the preparation and filing of its Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its Registration Statement on Form N-2 (File Nos. 333-214178 and 811-23201) filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2017, amending its Registration Statement on Form N-2 that was declared effective on August 17, 2017 (collectively and as previously amended, the “Registration Statement”).  The Post-Effective Amendment is being filed pursuant to paragraph (b) of Rule 486 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), and relates to the registration of the offer and sale by the Fund of an additional $200,000,000 (for a total of up to $650,000,000) of shares of beneficial interest of the Fund (the “Shares”).

In rendering the opinion set forth below, we have examined and relied upon such certificates, limited liability company records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Certificate of Formation of the Fund, (iii) the Limited Liability Company Agreement of the Fund, (iv) resolutions adopted by the Board of Directors of the Fund, relating to, among other things, the offer and sale of the Shares by the Fund, and (v) the Distribution Agreement (as defined herein).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or representatives of the Fund and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, and we have made such inquiries of officers and representatives of the Fund, as we have deemed relevant, appropriate or necessary as a basis for the opinion set forth herein.

In rendering the opinion expressed below, we have assumed: (i) the legal capacity of all natural persons signing all documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine; (ii) that all documents submitted to us as originals or duplicate originals are authentic; and (iii) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied as we have deemed relevant, appropriate or necessary upon oral or written statements and representations of officers and other representatives of the Fund and others.

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that the Shares have been duly authorized by all requisite limited liability company action on the part of the Fund and, when duly delivered against payment therefor as contemplated by the Distribution Agreement, dated as of August 30, 2017 (the “Distribution Agreement”), the form of which was filed as Exhibit 99.h(1) to Pre-Effective Amendment No. 2 to the Registration Statement that was filed with the Commission on July 3, 2017, will be validly issued, fully paid and nonassessable.

 The foregoing opinion is limited to the Limited Liability Company Act of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing.  We express no opinion with respect to the laws of any other state, jurisdiction or political subdivision.

We hereby consent to the filing of this opinion as Exhibit 99.1 to the Registration Statement.  In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP

                                                                                    WINSTON & STRAWN LLP

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